EXHIBIT 99.2
RAVE RESTAURANT GROUP, INC.

Notice Of Guaranteed Delivery
 For Rights Certificates
This form, or one substantially equivalent hereto, may be used to exercise Rights pursuant to the Offering described in the Prospectus dated [__________], 2017 (the "Prospectus") of Rave Restaurant Group, Inc., a Missouri corporation (the "Company"), if a holder of Rights cannot deliver the certificate evidencing the Rights (the "Rights Certificate"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., Dallas, Texas time, on [_____________], 2017, unless such time is extended by the Company as described in the Prospectus (as it may be extended, the "Expiration Date"). Such form must be delivered by hand or sent by facsimile transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date.
Payment of the Subscription Price for each 4% Convertible Senior Note due 2022, par value $100 (each, a "Note" and collectively, the "Notes") subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in "The Rights Offering -- Method of Payment" in the Prospectus at or prior to 5:00 p.m., Dallas, Texas time, on the Expiration Date even if the Rights Certificate evidencing such Rights is being delivered pursuant to the Guaranteed Delivery Procedures hereof.
The Subscription Agent is:

 Securities Transfer Corporation
By mail, by hand or by overnight courier to:

Securities Transfer Corporation
2901 North Dallas Parkway, Suite 380
Plano, Texas  75093

Facsimile Transmission: (469) 633-0088
Telephone Number for Information or Confirmation: (469) 633-0101

Delivery of this instrument to an address other than as set forth above or transmission of this instrument via facsimile other than as set forth above does not constitute a valid delivery.
If you have any questions or require additional copies of relevant documents, please contact the Subscription Agent at the address or telephone number set forth above.
_______________________

Ladies and Gentlemen:
The undersigned hereby represents that the undersigned is the holder of a Rights Certificate representing _________ Rights and that such Rights Certificate cannot be delivered to the Subscription Agent at or before 5:00 p.m., Dallas, Texas time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Privilege to subscribe for _______ 4% Convertible Senior Notes due 2022, par value $100 with respect to the Rights represented by such Rights Certificate and (ii) the Over-Subscription Privilege relating to such Rights, to the extent that notes that are not otherwise purchased pursuant to the exercise of Rights (the "Excess Notes") are available therefor, for an aggregate of up to ________ Excess Notes, subject to availability and proration as described in the Prospectus.
The undersigned understands that payment of the Subscription Price for each note subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., Dallas, Texas time, on the Expiration Date and represents that such payment, in the aggregate amount of $ __________, either (check appropriate box):

☐	is being delivered to the Subscription Agent herewith; or

☐	has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):
☐
Wire transfer of funds
Name of transferor institution: _______________________________
Date of transfer: __________________________________________
 Confirmation number (if available): __________________________

☐
Uncertified check:  (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared.  Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

☐	Certified check
☐	Bank draft (cashier's check)
☐	Money Order
Signature(s) _________________________ Address ____________________________
___________________________________ ___________________________________
Name(s) ____________________________                                                                                                                 ___________________________________
___________________________________ Area Code and Tel. No(s).
Rights Certificate No(s). (if available)  ______________________________________

Guarantee of Delivery
 (Not To Be Used For Rights Certificate Signature Guarantee)
The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three business days after the date hereof.
_______________________________________ Dated: ___________________________
_______________________________________ _________________________________
 (Address)                                                                                          (Name of Firm)
_______________________________________ __________________________________
 (Area Code and Telephone Number)                            (Authorized Signature)
The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Certificate to the Subscription Agent within the time period shown in the Prospectus of Rave Restaurant Group, Inc., dated [_________], 2017.  Failure to do so could result in a financial loss to such institution.